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                                                                    EXHIBIT 10.2


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment") is effective as of January 3, 1998, by and between CorporateFamily Solutions, Inc., a Tennessee corporation (the "Company"), and Robert Lurie (the "Employee").

         WHEREAS, the Employee and the Company are parties to the certain employment agreement dated August 27, 1995 (the "Employment Agreement"); and desire to amend the Employment Agreement to reflect changes in the terms and conditions of the Employee's employment with the Company.

         NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The first two sentences of Section 2 of the Agreement are hereby amended and restated in their entirety as follows:

                           2. Positions and Duties. The Employee shall serve as
                  the Chairman of the Board of Directors and Director of Research and Development for the Company. The Employee shall devote approximately half of his working time and efforts (not to be less than 20 hours per week on average) to the business and affairs of the Company.

         2. The phrase "at the rate comparable to that of the other executive officers of the Company at the time of Closing" in the first sentence of Section 3(a) shall be deleted, and replaced with the phrase "equivalent to one-half of Employee's annual salary at the end of 1997", and the remainder of Section 3(a) shall remain unchanged.

         3. The other terms of the Employment Agreement shall remain in force.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

                                    COMPANY:
                                    CORPORATEFAMILY SOLUTIONS, INC.

                                    By:    /s/ Marguerite W. Sallee
                                       -----------------------------------------
                                    Name:  Marguerite W. Sallee
                                    Title: President and Chief Executive Officer


                                    EMPLOYEE:

                                    /s/ Robert Lurie
                                    --------------------------------------------
                                    Robert Lurie